Exhibit 99.1
AIMCO Chicago Property Tour June 8, 2010

Finance with property-level, non-recourse, long-dated, fixed-rate and amortizing debt

Capital Concentrated in 20 Target Markets Aimco targets a 90% investment in Conventional properties and 10% in Affordable properties. At the end of 2009, 88% of Aimco’s total capital was invested in Conventional properties. Conventional portfolio is concentrated in 20 target markets. Conventional properties: Los Angeles 13% Washington — NoVA — MD 11% South Florida 8% Boston 7% Chicago 7% San Diego 6% Philadelphia 5% Manhattan 4% Phoenix 4% Orange County 4% Top 10 markets 71% Other target markets 17% Total target markets 88% Non-target markets 12%

Aimco Holds High Quality Assets Aimco Target Markets Los Angeles $ 2,001 $ 1,338 + 50% Seattle 1,194 946 + 26% Philadelphia 1,216 973 + 25% South Florida 1,248 1,020 + 22% Chicago 1,101 975 + 13% Atlanta 842 748 + 13% San Jose 1,481 1,400 + 6% Orange County 1,500 1,445 + 4% Jacksonville 773 753 + 3% Dallas — Fort Worth 706 736 — 4% Denver 785 786 — 0% Houston 679 717 — 5% East Bay 1,197 1,251 — 4% Tampa 724 779 — 7% Suburban New York / New Jersey 1,189 1,422 — 16% San Diego 1,190 1,271 — 6% Phoenix 613 675 — 9% Washington — NoVA — MD 1,194 1,356 — 12% Orlando 726 808 — 10% Manhattan 2,359 2,667 — 12% San Francisco 1,459 1,720 — 15% Boston 1,163 1,598 — 27% Total Aimco Target Markets $ 1,119 $ 1,099 + 2% Total Aimco Non-Target Markets $ 773 $ 789 — 2% Total Aimco Markets $ 1,034 $ 1,024 + 1% 1Q 2010 Average Rents as % of Market in Aimco Target Markets 90% — 100% 100% — 110% 110% — 120% > 120% Home Properties Aimco Equity Residential AvalonBay Essex UDR Camden Aimco asset quality in its target markets, as measured by rents relative to local market averages, is comparable to Camden and Essex

Opportunistic Redevelopment Aimco has invested approximately $1 billion in its portfolio over the last five years through opportunistic redevelopment of assets in quality locations. At the end of 2009, Aimco’s portfolio included 53 properties that were redeveloped between 2003 and 2009. We have a pipeline of redevelopment opportunities that we are prepared to execute upon as market conditions allow.

Financing Strategy Aimco has an enterprise-wide weighted-average maturity of 8.1 years, 30% longer than our apartment peer average. Aimco leverage is approximately 64%, compared to apartment peer leverage that ranges from 50% to 60%. Aimco’s leverage carries less refunding and refinancing risk than peer weighted-average leverage due to Aimco’s longer WAM.

Chicago Market Overview Market Data US Avg 1Q 2010 1Q 2009 Variance 1Q 2010 Effective Rents $975 $982 -0.7% $967 Occupancy 93.4% 94.0% -0.6% 92.0% Unemployment Rate 11.0% 8.6% 2.4% 9.7% Median Home Value (‘000) $197 $202 -2.2% $170 Single-Family Permits 2,838 3,257 -12.9% 1,574,000 Multifamily Permits 966 1,454 -33.5% 329,000 Median Household Income (‘000) $53 $55 -3.3% $52 Rent as a % of Median HH Income 22.2% 21.6% 0.6% 22.3%

Aimco Chicago Portfolio Aimco Conventional Portfolio Same Store Redevelopment Total/Avg Total Properties 9 6 15 Total Units 2,413 2,220 4,633 1Q 2010 Average Rent $ 1,064 $ 1,157 $ 1,101 1Q 2010 Rent as % of Market 9% 19% 13%

Aimco Chicago Portfolio 1Q 2010 4Q 2009 GAV (Aimco Share in $M) Year Built/ Avg Units Redev Category Rent ADO* Same Store Redev Total $/Share Conventional properties on today’s tour Elm Creek 372 1987/2009 Moderate Redev $ 1,325 96.3% Farmingdale 240 1975/2007 Same Store Sales $ 1,416 97.9% Twin Lake Towers 399 1969/2009 Moderate Redev 954 $ 96.0% Willow Bend 328 1969/2009 Moderate Redev $ 1,118 96.3% Total/Avg 1,339 $ 1,181 96.5% Other Conventional Chicago properties 100 Forest Place 234 1987 Same Store Sales $ 1,523 98.1% Chesapeake Landing I 416 1986 Same Store Sales 887 $ 96.9% Chesapeake Landing II 184 1987 Same Store Sales 861 $ 96.3% Country Lakes I 240 1982 Same Store Sales $ 879 97.6% Country Lakes II 400 1986 Same Store Sales 901 $ 95.6% Evanston Place 189 1990 Other Conventional $ 1,876 96.8% Highcrest Townhomes 176 1968 Same Store Sales $ 1,040 97.4% Hyde Park Tower 155 1990 Same Store Sales $ 1,330 96.2% Lakeside 568 1972/2009 Moderate Redev 932 $ 95.2% Savannah Trace 368 1986 Same Store Sales $ 1,036 97.8% Yorktown Apartments 364 1971/2009 Moderate Redev $ 1,121 95.4% Total/Avg 3,294 $ 1,069 96.5% Grand Total/Avg 4,633 $ 1,101 96.5% $ 272 $ 202 $ 475 $ 4 Total Aimco 73,234 $ 1,034 95.5% $ 7,936 $ 63 *Average Daily Occupancy

Willow Bend Apartments Year Built/Redeveloped 1969/2009 # of % of Aimco Ownership % 100% Unit Description Units Mix No. of Units 328 1BR / 1BA 96 29% Average Unit Size (SF) 1,069 2BR / 1BA 216 66% 1Q 2010 ADO 96.3% 3BR / 2BA 16 5% 1Q 2010 Average Rent $ 1,118 Total 328 100% 1Q 2010 Average Rent PSF $ 1.05 Community Features: Unit Features: Fitness center Upgraded kitchen and bath Swimming pool Ceramic tile floors Business center Washer / dryer Clubhouse Extra space for den or office Playground Townhome Parking — garage, detached Fenced-in yard Broadband internet access Balcony / patio Laundry facility Walk-in closets Near public transportation Bay window Extra storage

Willow Bend Apartments Redevelopment Before Redevelopment Redevelopment Investment ($M) $ 23 Investment / Unit $ 69,547 Scope Interior/Exterior Buildings & Site: New fencing along frontage road, and new porticos and bay windows on select townhomes along entry. Upgraded landscaping and installed new sidewalks and focal points in core areas. Enhanced lighting in parking lots, at building entries, along walking paths, and main arterial roads. New signage at entrance; directional signage throughout property; new unit/building address signage. New three-story building entries. Added fence pickets for backyard privacy and exterior view enhancement at townhomes. Roof replacements for all buildings Replaced existing vinyl siding throughout property with Hardie siding and paint. Installed privacy brick walls at key locations to improve appearance and security. Replaced exterior doors and painted doors and frames on all townhomes and two-story building units with insulated metal doors. Upgraded existing garage.

Willow Bend Apartments Redevelopment After Redevelopment Common Areas & Leasing Path: Enhanced gateway presentation with signage, additional landscaping, lighting, brick pavers or stamped concrete to highlight leasing path. Added new sidewalk at main entry. Constructed new leasing office, reconfigured existing clubhouse to include fitness / activity area, coffee / snack bar, wireless internet access, and 24-hour business center. New pool and upgraded deck area. Replaced existing common area carpet in two- and three-story and buildings, installed new ceramic flooring at building entries. Repainted common areas of two- and three-story buildings. Unit Interior Upgrades: Replaced kitchen sink, faucet, cabinets, countertops and appliances. Replace existing vinyl flooring in kitchen with ceramic tile. Added microwave above stove and upgraded kitchen lighting. Installed new vanities and bath accessories. Installed pedestal sink in half bath of smaller townhomes. Re-glazed bathtubs / shower base and surround or installed new ceramic tub / shower surround. Replaced carpet, light fixtures and interior door trim and base. Replaced vinyl tile at entry with ceramic tile. Replaced all sliding doors. Installed stacked washer and dryer units in all two- and three-bedroom apartments and all townhomes.

Elm Creek Apartments

Year Built/Redeveloped	1987/2009
Aimco Ownership %	100%
No. of Units	372
Average Unit Size (SF)	970
1Q 2010 ADO	96.3%
1Q 2010 Average Rent	$ 1,325
1Q 2010 Average Rent PSF	$ 1.37

Unit Description	# of Units	% of Mix
1BR / 1BA	238	64%
2BR / 2BA	134	36%
Total	**372**	**100%**

Community Features:

- Fitness center, indoor swimming pool with retractable roof
- Sauna, tanning bed, spa/hot tub
- Dog park
- Barbecue area
- Car care center
- Convenience store
- Sand volleyball, tennis court
- Broadband internet access
- Clubhouse and cyber café lounge
- Full concierge service
- Parking - garage, attached
- Business center, conference room

Unit Features:

- Balcony / patio
- Upgraded bathroom
- Upgraded kitchen
- Walk-in closets
- Ceramic tile floors
- Wood floors
- Washer / dryer
- Penthouse


ELM CREEK
APARTMENTS




AIMCO
14

Elm Creek Apartments Redevelopment Before Redevelopment Redevelopment Investment ($M) $ 13 Investment / Unit $ 36,019 Scope Interior/Exterior Phase I — Unit Interior Scope (select units): Replaced existing plastic laminate oak trim cabinets in kitchen with cherry shaker cabinets. Added under-cabinet lighting. Replaced existing kitchen countertops with solid surface tops; replaced existing kitchen pass through with granite tops. Replaced existing appliances with new silver metallic appliances. Replaced all light fixtures, installed ceiling molding above kitchen pass-through. Installed ceramic tile in kitchen and entry, new carpeting. Installed new vanity with cultured marble top(s) and new mirror(s) in bathroom(s). Replaced all Master Bath tubs with deluxe shower with adjustable spray head fitting. Replaced all hall bathtubs with 18” deep soaking tubs. Installed ceramic tile surrounds and flooring in bathroom(s). Installed new stackable washer / dryers. Phase I — Common Areas Scope: Atrium columns and fluted trims removed, terracotta and dark accents used throughout common areas. Elevator cabs re-styled and new controllers installed for all eight elevators. Resurfaced one of two tennis courts; converted the other to a dog park. Remodeled leasing office, convenience shop and business facility.

Elm Creek Apartments Redevelopment

After Redevelopment







Phase II - Unit Interior Scope (remaining units):

- Replaced existing plastic laminate oak trim cabinets with cherry shaker cabinets.
- Replaced existing countertops with solid surface tops; replaced existing kitchen pass-through with granite tops.
- Replaced existing appliances with new silver metallic appliances.
- Replaced existing kitchen sink and faucet.
- Replaced existing vinyl flooring in kitchen and bathroom(s) with ceramic tile.
- Installed new vanity with cultured marble top(s) and new mirror(s) in bathroom(s).
- Replaced carpet, installed ceramic tile at unit entry and along corridor to bath.
- Replaced all light fixtures, installed ceiling molding above kitchen pass-through.
- Installed new digital thermostats.
- Installed stackable washer / dryers.

Phase II - Common Areas Scope:

- Updated common kitchen to complement adjoining cyber café / lounge area.
- Replaced existing white Therma-Foil cabinets in common kitchen with cherry shaker cabinets.
- Replaced common kitchen appliances with new silver metallic appliances, replaced countertops, sink, faucet and flooring.
- Installed bar with granite top.

AIMCO 16

Twin Lake Towers Apartments Year Built/Redeveloped 1969/2009 # of % of Aimco Ownership % 76% Unit Description Units Mix No. of Units 399 1BR / 1BA 288 72% Average Unit Size (SF) 865 2BR / 1BA 108 27% 1Q 2010 ADO 96.0% 3BR / 2BA 3 1% 1Q 2010 Average Rent $ 954 Total 399 100% 1Q 2010 Average Rent PSF $ 1.10 Community Features: Unit Features: Controlled access Updated kitchen with new appliances, countertops Fitness center and cabinets Outdoor fireplace lounge Updated bath Swimming pool Computer station in kitchen Barbecue area Ceramic tile flooring Business center Walk-in closets Broadband internet access Laundry facility Near public transportation Extra storage Pet friendly

Twin Lake Towers Apartments Redevelopment
Before Redevelopment
Redevelopment Investment ($M) $ 18 Investment / Unit $ 46,214 Scope Interior/Exterior Buildings & Site:
New ‘natural’ prairie and wetland landscaping around pond and between parking areas. New concrete walking / jogging path to surround pond. Pond fountains with up-lighting.
New landscape plan at each building entrance, enhanced site lighting to highlight landscaping, clubhouse and pond.
Replacement of all three building roof systems (to include energy saving insulation). Paint entry façade to coordinate with new color scheme.
Common Areas & Leasing Path:
New 3,800 sf clubhouse containing leasing center, clubroom, fitness center, business center and locker rooms.
New heated outdoor swimming pool. Social patio including a year-round exterior fireplace and built-in barbeque grill. All building lobbies and common corridors fully refinished, decorated and modernized Laundry rooms received new finishes plus furniture and flat screen TVs.
Reconfigured and upgraded storage facilities to maximize revenue potential.

Twin Lake Towers Apartments Redevelopment
After Redevelopment
Unit Interior Upgrades:
Removed kitchen partition wall to open kitchen to living room, created bar counter and computer station in kitchen.
All new kitchen appliances, cabinets and countertops. Ceramic tile flooring in kitchen and bath, new carpet in living room and bedrooms. New light fixtures in kitchen, bathroom and foyer and new ceiling fan in dining room.
New full-size bathroom mirror, new bathroom vanity / cabinets, cultured marble bathroom countertop, ceramic tile shower surround
Two-tone paint throughout.
New upgraded slat window treatments and vertical blinds for sliding door.

Farmingdale Apartments Year Built/Redeveloped 1975/2007 # of % of Aimco Ownership % 100% Unit Description Units Mix No. of Units 240 1BR / 1BA 6 3% Average Unit Size (SF) 1,414 2BR / 2BA 138 58% 1Q 2010 ADO 97.9% 3BR / 2BA 96 40% 1Q 2010 Average Rent $ 1,416 Total 240 100% 1Q 2010 Average Rent PSF $ 1.00 Community Features: Unit Features:
Swimming pool Ceramic tile floors Fitness center Extra vanity space Controlled access Washer / dryer Broadband internet access Walk-in closets Clubhouse Balcony / patio Parking — garage, attached Spacious eat-in kitchen Business center Extra storage
Near public transportation

Farmingdale Apartments Redevelopment
Before Redevelopment
Redevelopment Investment ($M) $ 8 Investment / Unit $ 31,383 Scope Interior/Exterior Buildings & Site:
All balconies and railings repainted. New entry canopy fascia on all buildings. Upgraded signage and outdoor lighting. Upgraded landscaping.
Common Areas & Leasing Path:
New ceramic tile, lighting, paint, furniture and art in entrance lobbies, new furniture and art at elevator lobbies.
Installed energy efficient lighting fixtures. New paint in all lobbies and corridors. Refinished and upgraded all elevator cabs to improve appearance. New planting beds at signage and at building entries. New 2,500 sf clubhouse building containing fitness center and leasing office.
Outdoor, in ground pool adjacent to clubhouse building.

Farmingdale Apartments Redevelopment
After Redevelopment
Unit Interior Upgrades:
New all-wood cabinets and counter tops in kitchen and bath. New kitchen appliances. Replaced kitchen and bath flooring with ceramic tile. Replaced all lighting fixtures. New ceramic tile tub and shower surround. Install ceramic tile flooring at entry, new carpet.
New 6 panel doors, new door hardware.

Newberry Park Apartments
Year Built/Redeveloped 1995 Aimco Ownership % 80% No. of Units 82 1Q 2010 ADO 96.9%
Affordable housing community located in Chicago’s West Loop area Intercom entry system On-site laundry facility Transportation nearby 24-hour maintenance service
Playground

AIMCO Chicago Property Tour June 8, 2010